Exhibit 6

Provisional Translation

The Japan Bank for International Cooperation Law

(Law No. 35, 1999)

Amendments

December 22, 1999 by Law No. 160 of 1999

May 31, 2000 by Law No. 99 of 2000

May 31, 2002 by Law No. 56 of 2002

December 13, 2002 by Law No. 152 of 2002

June 2 2004 by law No. 76 of 2004

December 3, 2004 by Law No. 154 of 2004

November 7, 2005 by Law No. 112 of 2005

May 1, 2006 by Law No. 86 of 2006

Contents

Chapter I.	General Provisions [Articles 1~8]
Chapter II.	Officers and Employees [Articles 9~22]
Chapter III.	Operations [Articles 23~28]
Chapter IV.	Finance and Accounting [Articles 29~51]
Chapter V.	Supervision [Articles 52~53-2]
Chapter VI.	Ancillary Provisions [Articles 54~56]
Chapter VII.	Penal Provisions [Articles 57~60]

Supplementary Provisions

Chapter I. General Provisions

Article 1

Purpose

The purpose of the Japan Bank for International Cooperation shall be to contribute to the sound development of Japan and the international economy and society through lending, etc., to contribute to the promotion of Japan’s exports or imports or Japanese economic activities overseas, or the stability of the international financial order, and lending, etc., to contribute to economic and social development or economic stability in developing areas overseas (hereinafter referred to as “developing areas”), in accordance with the principle that it shall not compete with ordinary financial institutions.

Article 2

Definitions

In this Law, the terms listed in each of the following sections shall have the respective meanings assigned in such section.

(1) Export of equipment, etc.

This means the export of equipment (including aircraft, ships and rolling stock, hereinafter equipment includes these) and the parts thereof and accessories thereto, produced in Japan, and other goods produced in Japan the export of which is considered to make a marked contribution to the development or maintenance of Japan’s export or import markets, or the provision of technologies which are considered to contribute to the development or maintenance of Japan’s export or import markets or to the promotion of Japan’s economic interchange with foreign countries.

(2) Import of important goods, etc.

This means the import or introduction of goods (including equipment) or technologies, which are essential for the sound development of Japan’s trade relations with foreign countries or the national economy.

(3) Foreign corporations, etc. invested in

This means foreign corporations, etc. (including foreign corporations having a continuous economic relationship, such as the supply of raw materials or the assigning of executives, with Japanese corporations, etc., hereinafter the same) to which Japanese corporations, etc. (meaning corporations and other associations or individuals, hereinafter the same) make capital contributions (including the owning of their stock or equity, hereinafter the same).

(4) Foreign governments, etc.

This means foreign governments, governmental agencies or local public authorities.

(5) Foreign financial institutions, etc.

This means foreign banks and other financial institutions and other foreign corporations as determined by the Minister of Finance.

(6) Banks, etc.

This means banks as defined in The Banking Law (Law No. 59 of 1981), long-term credit banks as defined in The Long-Term Credit Banks Law (Law No. 187 of 1952) and other financial institutions prescribed in a Cabinet Order.

(7) Development projects

This means projects deemed to contribute to the economic and social development of developing areas and to be furthermore essential to promoting economic intercourse with Japan (such projects include preparatory studies for such projects and experimental implementation of such projects).

(8) Co-financing

This means the lending of funds by banks, etc., concurrently with the Japan Bank for International Cooperation.

Article 3

Status of Juridical Person

The Japan Bank for International Cooperation shall be a juridical person.

Article 4

Offices

1. The Japan Bank for International Cooperation shall have its principal office in Tokyo.

2. The Japan Bank for International Cooperation may have subsidiary offices in places where this is necessary.

Article 5

Capital

1. The capital of the Japan Bank for International Cooperation shall be the aggregate of the amounts deemed to be subscribed by the Government in accordance with the provisions of Paragraph 4, Article 6 and Paragraph 4, Article 7 of the Supplementary Provisions.

2. The Government may, when it deems it to be necessary, make additional subscription to the Japan Bank for International Cooperation within the amount appropriated in a budget.

3. When subscription by the Government in accordance with the provisions of the preceding paragraph is made, the Japan Bank for International Cooperation shall increase its capital by the amount of such subscription. In such a case, such capital shall be distributed between the accounts with respect to the respective operations prescribed in each section of Paragraph 1, Article 41, in accordance with the separation of accounts stipulated in the said paragraph.

Article 6

Registration

1. The Japan Bank for International Cooperation shall effect registrations as provided for by a Cabinet Order.

2. Matters required to be registered in accordance with the provisions of the preceding paragraph may not be set up asserted against a third party until they have been registered.

Article 7

Limitation on Use of Name

1. None other than the Japan Bank for International Cooperation shall use the name the “Japan Bank for International Cooperation”.

2. The provisions of Paragraph 2, Article 6 of the Banking Law shall not apply to the Japan Bank for International Cooperation.

Article 8

Application of Civil Code

The provisions of Article 44 and Article 50 of The Civil Code (Law No. 89 of 1896) shall apply mutatis mutandis to the Japan Bank for International Cooperation.

Chapter II. Officers and Employees

Article 9

Officers

The Japan Bank for International Cooperation shall have as its officers, one Governor, two Deputy Governor and Managing Directors, not more than seven Senior Executive Directors and not more than two Auditors.

Article 10

Duties and Authorities of Officers

1. The Governor shall represent the Japan Bank for International Cooperation and preside over its business affairs.

2. A Deputy Governor and Managing Director shall represent the Japan Bank for International Cooperation as determined by the Governor, assist the Governor in managing the business affairs of the Bank, act on behalf of the Governor in the event of disability of the Governor, and perform the duties of the Governor when the position of the Governor is vacant.

3. A Senior Executive Director shall represent the Japan Bank for International Cooperation as determined by the Governor, assist the Governor and the Deputy Governor and Managing Directors in managing the business affairs of the Bank, act on behalf of the Governor in the event of disability of the Governor and the Deputy Governor and Managing Directors, and perform the duties of the Governor when the positions of the Governor and the Deputy Governor and Managing Directors are vacant.

4. An Auditor shall audit the business affairs of the Japan Bank for International Cooperation.

5. An Auditor may, when he considers it to be necessary, submit his opinion, based on the results of audit, to the Governor or the competent Ministers.

Article 11

Appointment of Officers

1. The Governor and the Auditors shall be appointed by the Minister of Finance

2. The Deputy Governor and Managing Directors shall be appointed by the Governor subject to authorization by the Minister of Finance.

3. The Senior Executive Directors shall be appointed by the Governor.

Article 12

Term of Office

1. The term of office of the Governor and the Deputy Governor and Managing Directors shall be four years and that of the Senior Executive Directors and the Auditors two years. However, the term of office of any such officer appointed to fill a vacancy shall be the remainder of that of his predecessor.

2. Officers may be reappointed.

Article 13

Ineligibility to be an Officer

No employee of the national or a local government (other than those in part-time employment) may be an officer.

Article 14

Removal of Officers

1. The Minister of Finance or the Governor shall remove any officer appointed by the respective person if that officer becomes ineligible to be an officer under the provision of the preceding Article.

2. The Minister of Finance or the Governor may remove an officer appointed by the respective person if that officer falls under any of the sections described below:

(1) In the case that he has violated this Law, any Orders thereunder, or any order of the Minister of Finance or the competent Minister issued under such Law or Orders;

(2) In the case that he has been sentenced to be guilty in a criminal trial;

(3) In the case that the commencement of bankruptcy proceedings has been ordered in relation to him; or

(4) In the case that he is unable to perform his duties because of mental or physical incapacity.

3. The Minister of Finance may order the Governor to remove a Deputy Governor and Managing Director or a Senior Executive Director if he falls under any of the sections stipulated in the preceding paragraph.

Article 15

Prohibition of Concurrent Holding of Positions by Officers

No officer may be an executive of any profit-seeking organization or may engage for his own account in any business for profit. However, this shall not apply when the Minister of Finance deems that such will not interfere with that officer’s execution of his duties as an officer and give approval.

Article 16

Restriction on Power of Representation

With respect to matters in which the interest of the Governor, a Deputy Governor and Managing Director or a Senior Executive Director is in conflict with that of the Japan Bank for International Cooperation, these officers shall have no power of representation. In such cases an Auditor shall represent the Japan Bank for International Cooperation.

Article 17

Appointment of Representatives

The Governor, the Deputy Governor and Managing Directors and the Senior Executive Directors may empower a person or persons, from among the employees of the Japan Bank for International Cooperation, to act on behalf of the Bank in all juridical and non-juridical matters pertaining to the business of a subsidiary office.

Article 18

Appointment of Employees

The employees of the Japan Bank for International Cooperation shall be appointed by the Governor.

Article 19

Obligations of Officers and Employees to Maintain Secrecy

Officers and employees of the Japan Bank for International Cooperation shall not disclose or appropriate any secret of which they have learned in the course of their duties. The same shall also apply after they leave such offices.

Article 20

Status of Officers and Employees

The officers and employees of the Japan Bank for International Cooperation shall be deemed to be officers engaged in the public service in accordance with laws and ordinances, in so far as the application of The Criminal Code (Law No. 45 of 1907) and other penal provisions is concerned.

Article 21

Standard of Salaries and Retirement Benefits Paid to Officers

The Japan Bank for International Cooperation shall determine the standards for salaries and retirement allowances paid to its officers such that they shall be consonant with the general situation of the society and shall make them public. When any change to such standards is made, the same shall apply.

Article 22

Overseas Economic Cooperation Operations Management Council

1. The Japan Bank for International Cooperation shall have an Overseas Economic Cooperation Operations Management Council.

2. The Overseas Economic Cooperation Operations Management Council shall, in response to a request by the Governor, deliberate on important matters concerning the operations of the Japan Bank for International Cooperation prescribed in Paragraph 2, Article 23 which are closely related to the jurisdictions of administrative agencies concerned.

3. The Overseas Economic Cooperation Operations Management Council may state its opinion to the Governor with regard to the matters prescribed in the preceding paragraph.

4. The Overseas Economic Cooperation Operations Management Council shall be composed of not more than fifteen members appointed by the Minister of Foreign Affairs from among the employees of the administrative agencies concerned.

5. Necessary matters concerning the organization and management of the Overseas Economic Cooperation Operations Management Council, other than the matters prescribed in any of the preceding paragraphs, shall be prescribed by a Cabinet Order.

Chapter III. Operations

Article 23

Scope of Operations

1. In order to attain the purpose stated in Article 1, the Japan Bank for International Cooperation shall engage in the following operations contributing to the promotion of Japan’s exports or imports or Japanese economic activities overseas or to the stability of the international financial order (such operations being hereinafter referred to as “international financial operations”).

(1)	the lending of funds necessary for export of equipment, etc., the acquisition by assignment of loan claims of banks, etc., with respect to such funds, or the guaranteeing of the obligations with respect to such funds.

(2)	the lending of funds necessary to ensure reliable and timely import of important goods, etc., the acquisition by assignment of loan claims of the banks, etc. with respect to such funds, or the guaranteeing of obligations with respect to such funds.

(3)	the lending of funds (excluding short-term funds) to be used directly or indirectly for the business which Japanese corporations, etc., foreign governments, etc. or foreign corporations, etc. invested in conduct outside Japan, the acquisition by assignment of loan claims of banks, etc. with respect to such funds, the guaranteeing of the obligations with respect to such funds, or the guaranteeing of the guarantee obligations when Japanese corporations, etc. guarantee to foreign corporations, etc. obligations with respect to such funds.

(4)	the lending to foreign governments, etc., foreign financial institutions, etc., The International Monetary Fund or other international organizations of long-term funds required for the business in which they engage outside Japan or the import of goods or introduction of technologies by the foreign country concerned, or funds required for the balancing of the international balance of payments or the stability of the currency of the foreign country concerned, the acquisition by assignment of loan claims of the banks, etc. with respect to such funds, the guaranteeing of the obligations with respect to such funds, the acquisition through subscription or otherwise of public bonds, corporate bonds or bonds equivalent thereto (hereinafter referred to as “public bonds, etc.”) issued by the foreign governments, etc. or foreign financial institutions, etc. concerned, The International Monetary Fund or other international organizations in order to procure such funds, or the guaranteeing of the obligations with respect to such public bonds, etc.

(5)	when it is considered markedly difficult for a foreign government or foreign resident to settle import or other overseas transactions by reason of the international balance of payments situation of the foreign country concerned and it is considered urgently necessary, the lending to the foreign government, governmental agencies or banks of such foreign country of short-term funds required for the facilitation of such import or other overseas transactions until The International Monetary Fund, other international organizations, or governments, governmental agencies or banks of two or more countries other than that foreign country concerned (hereinafter referred to as “The International Monetary Fund, etc.”) provide funds (hereinafter referred to as “funds for economic assistance”) to assist the development of the economy of that foreign country.

(6)	when the performance of obligations is markedly difficult for those who, through export of equipment, etc., from Japan, have assumed obligations to Japanese corporations, etc., by reason of the international balance of payments situation of the country wherein they are resident (when such obligors are foreign governments themselves, “the country wherein they are resident” shall read “the country concerned” in this section), the lending to the governments, governmental agencies or banks of such countries of funds required for the smooth performance of such obligations.

(7)	the making of capital contributions to persons who are carrying on business outside Japan (including those Japanese corporations, etc. whose sole purpose is to make overseas investment and who make capital contributions to those carrying on the aforesaid business) to contribute funds required for their business, or when the persons receiving such capital contributions borrow long-term funds required for their business (other than instances of borrowing from Japanese corporations, etc.), the guaranteeing of the obligations of said long-term funds or the guaranteeing of the guaranty obligations of those (other than Japanese corporations, etc.) who have guaranteed the long-term fund obligations.

(8)	the conducting of necessary studies relating to the operations enumerated in each of the foregoing sections.

(9)	any other operations incidental to that enumerated in each of Sections (1) to (7) inclusive.

2. In order to attain the purpose stated in Article 1, the Japan Bank for International Cooperation shall engage in the following operations (the operations prescribed in Section (1) and Section (2) shall be limited to cases of concessional financial terms of interest and period for repayment, etc., such that the conditions of the supply of funds shall not to be a heavy burden for developing areas, such operations being hereinafter referred to as the “overseas economic cooperation operations”).

(1)	the lending to foreign governments, etc. or others in developing areas designated by the Minister of Foreign Affairs of funds required for the execution of their development projects or for the accomplishment of plans related to the economic stability of such areas.

(2)	the lending to corporations, etc. or others in Japan or developing areas designated by the Minister of Foreign Affairs of funds required for the execution of their development projects or the making of the capital contributions to such persons when there is a special necessity in order to effectuate development projects.

(3)	the conducting of necessary studies relating to operations enumerated in each of the foregoing two sections.

(4)	any other operations incidental to that enumerated in each of the foregoing three sections.

Article 24

1. The operations prescribed in Section (1), Paragraph 1 of the preceding Article with respect to any area other than developing areas may be conducted only when they are designated by a Cabinet Order as particularly necessary for development or maintenance of Japan’s export or import markets.

2. The guaranteeing to foreign corporations, etc. with respect to the operations prescribed in Section (2), Paragraph 1 of the preceding Article may be conducted only when banks, etc. have lent such funds (including the case where loan claims of banks, etc., with respect to such funds are assigned to persons other than banks, etc., designated by the Minister of Finance, hereinafter the same).

3. The operations prescribed in Section (3), Paragraph 1 of the preceding Article and listed below may be conducted only in cases prescribed in the relevant section.

(1) Operations related to any area other than developing areas

When it is deemed to contribute to the sound development of trade or other economic relationship between Japan and such areas or to contribute to the securing or development of resources, equipment or other goods or technologies essential for the national economy.

(2) The lending of funds required for the overseas business of Japanese corporations, etc.

When the lending is made directly to such corporations, etc.

(3) The guaranteeing of obligations with respect to funds which are directly applied to the overseas business of foreign governments, etc., or foreign corporations, etc., invested in (excluding such whose stocks or equity are wholly owned by Japanese corporations, etc., hereinafter the same in this section) and funds which are indirectly applied to overseas business of foreign governments, etc., or foreign corporations, etc., invested in through foreign governments, etc. or foreign corporations, etc. (excluding funds necessary for lending by Japanese corporations, etc. to foreign governments, etc. or foreign corporations, etc.)

When banks, etc. have lent such funds.

4. The guaranteeing of obligations with respect to funds lent in connection with the operations prescribed in Section (4), Paragraph 1 of the preceding Article may be conducted only when the lending of such funds has been done by banks, etc.

5. The operations prescribed in Section (5), Paragraph 1 of the preceding Article may be conducted with authorization of the Minister of Finance only when funds for economic support appear certain to be furnished by The International Monetary Fund, etc., and when either of the following applies.

(1) Where the repayment of the funds that will be lent will be secured by all or part of funds for economic support to be provided by The International Monetary Fund, etc. (excluding the Japan Bank for International Cooperation).

(2) Where adequate collateral is furnished for such lending.

6. The operations prescribed in Section (6), Paragraph 1 of the preceding Article may be conducted only in the cases determined by a Cabinet Order as such operations are necessary to be made in cooperation with the country of residence of a person holding a claim with respect to the same kind of obligations in the country of residence concerned.

7. The operations prescribed in Paragraph 1 of the preceding Article and listed below may be conducted only when the lending, the lending with respect to the obligations to be so guaranteed or the lending with respect to loan claims to be so acquired by assignment is on co-financing basis. However, with respect to those listed in Section (1), this shall not apply when it is considered markedly difficult for banks, etc. to lend funds concurrently with the Japan Bank for International Cooperation and such lending by the Japan Bank for International Cooperation is considered vitally important in order to achieve its purposes:

(1) The lending of funds prescribed in Sections (1) to (3) inclusive, Paragraph 1 of the preceding Article to Japanese corporations, etc.

(2) The guaranteeing prescribed in Section (1), Paragraph 1 of the preceding Article with respect to the obligations of foreign governments, etc. or foreign corporations, etc.

(3) The acquisition by assignment of loan claims of banks, etc. prescribed in Sections (1) to (4) inclusive, Paragraph 1 of the preceding Article.

8. The operations prescribed in Section (8), Paragraph 1 of the preceding Article may be conducted only when it is the minimum requirement for smooth and effective execution of the operations prescribed in Sections (1) to (7) inclusive of the same paragraph.

Article 25

1. In conducting the lending of funds, the acquisition by assignment of loan claims, the acquisition of public bonds, etc., the guaranteeing of obligations or the making of capital contributions (hereinafter referred to as the “lending of funds, etc.”), the Japan Bank for International Cooperation shall supplement or encourage the lending of funds, etc. conducted by ordinary financial institutions and shall not compete with them.

2. The Japan Bank for International Cooperation may conduct the lending of funds, etc. only when the lending of funds, etc. by ordinary financial institutions on ordinary terms is deemed difficult.

3. The lending of funds, etc. in accordance with the provisions of Paragraph 1, Article 23 may be conducted only when the repayment of the funds so lent, the collection of claims so acquired, the redemption of public bonds, etc. so acquired, the performance of the obligations so guaranteed, or the realization of profits which will enable payment of dividends resulting from business so invested is deemed certain.

4. The interest rates of loans and commissions charged for guarantees of obligations in accordance with the provisions of Sections (1) through (7) inclusive, Paragraph 1, Article 23 shall be determined in to the light of the interest rates and commissions charged for guarantees by banks, etc., so that revenue for the account with respect to the operations prescribed in Section (1), Paragraph 1, Article 41 will be sufficient to cover its expenses.

5. The Japan Bank for International Cooperation may engage in the lending of funds or the making of capital contributions in accordance with the provisions of Section (1) or Section (2), Paragraph 2, Article 23 only when the project plan for development projects prescribed in Section (1) or Section (2) of the same paragraph or the plan concerning economic stability prescribed in Section (1) of the same paragraph is appropriate, and there is a prospect of their accomplishment.

Article 26

Medium-Term Strategy for Overseas Economic Cooperation Operations

1. With respect to the operations prescribed in Section (1), Paragraph 2, Article 23, the Japan Bank for International Cooperation shall prepare a medium-term strategy with respect to the fields, areas and other matters to be focused to effectively and efficiently execute such operations (such strategy being hereinafter referred to as the “Medium-Term Strategy for Overseas Economic Cooperation Operations”), as prescribed in a ministerial ordinance of the Ministry of Foreign Affairs.

2. The Japan Bank for International Cooperation shall obtain the approval of the Minister of Foreign Affairs when it intends to prepare the Medium-Term Strategy for Overseas Economic Cooperation Operations. The same shall apply when it is intended to make any change thereto.

3. The Minister of Foreign Affairs shall, when he intends to give approval in accordance with the provisions of the preceding paragraph, hear the opinions stated by the ministers of the administrative agencies concerned in order to contribute to the effective and efficient execution of overseas economic cooperation operations.

4. When the Japan Bank for International Cooperation has obtained the approval of the Minister of Foreign Affairs in accordance with the provisions of Paragraph 2, it shall publish the Medium-Term Strategy for Overseas Economic Cooperation Operations without delay.

Article 27

Statement of Operations Practice

1. The Japan Bank for International Cooperation shall prepare a Statement of Operations Practice at the time of commencement of business.

2. The matters to be stated in the Statement of Operations Practice referred to in the preceding paragraph shall be provided in a ministerial ordinance of the Ministry of Foreign Affairs and the Ministry of Finance.

Article 28

Position of Officers and Employees of Banks, etc., Engaged in Delegated Operations

1. The Japan Bank for International Cooperation may delegate a part of its operations to banks, etc.

2. When operations of the Japan Bank for International Cooperation are delegated to banks, etc., in accordance with the provisions of the preceding paragraph (such banks, etc. being hereinafter referred to as the “entity entrusted”), the officers and employees of such banks, etc. who are responsible for the operations so delegated shall be deemed to be employees engaged in the public service in accordance with laws and ordinances, in so far as the application of the Criminal Code and other penal provisions is concerned.

Chapter IV. Finance and Accounting

Article 29

Business Year

The business year of the Japan Bank for International Cooperation shall begin on April 1 of each year and end on March 31 of the following year.

Article 30

Budget

1. The Japan Bank for International Cooperation shall, for each business year, prepare a budget of revenues and expenditures and submit it to the Minister of Finance.

2. The revenues referred to in the preceding paragraph shall comprise interest on loans, interest on public bonds, etc., dividends from investments, charges for guarantee of obligations, other income accruing from the investment of assets, and miscellaneous incidental income; and the expenditures referred to in the same paragraph shall comprises expenses of operations, expenses of delegation of operations, interest on the borrowings prescribed in Paragraph 1 of Article 45, interest on bank bonds issued in accordance with the provisions of Paragraph 1 or Paragraph 8 of Article 45, and miscellaneous incidental expenses.

3. Upon receipt of the budget submitted in accordance with the provisions of Paragraph 1, the Minister of Finance shall examine it, make any necessary modifications thereto, and obtain the Cabinet’s decision thereon.

4. After the decision provided for in the preceding paragraph is made, the Cabinet shall submit the budget to the Diet together with the national budget.

5. The form and contents of the budget and the procedures for the preparation and presentation thereof shall be determined by the Minister of Finance.

6. Upon receipt of the budget submitted in accordance with the provisions of Paragraph 1, the Minister of Finance shall without delay notify the Minister of Foreign Affairs.

Article 31

The budget referred to in the preceding Article shall be accompanied by the documents listed below:

(1) Documents concerning the business plan and financial plan for the business year concerned;

(2) The profit and loss statement, balance sheet and list of assets for the business year prior to the preceding business year.

(3) The estimated profit and loss statement and estimated balance sheet for the preceding and current business years.

(4) Any other reference materials with respect to the budget concerned.

Article 32

Contingency

The Japan Bank for International Cooperation may include contingency in its budget to cover deficits in the expenditure budget which may arise from unforeseeable causes.

Article 33

Decision on Budget

In obtaining Diet approval of the budget of the Japan Bank for International Cooperation, the usual procedures for decision of the national budget shall be followed.

Article 34

Notification of Passing of Budget

1. When Diet approval of the budget of the Japan Bank for International Cooperation has been obtained, the Cabinet shall immediately notify the Bank through the Minister of Finance to that effect.

2. The Japan Bank for International Cooperation shall not execute its budget into effect before it receives notification in accordance with the provision of the preceding paragraph.

3. When notification in accordance with the provision of Paragraph 1 has been made, the Minister of Finance shall immediately notify the Board of Audit to that effect.

4. When notification in accordance with the provision of Paragraph 1 has been made, the Minister of Finance shall without delay notify the Minister of Foreign Affairs to that effect.

Article 35

Supplementary Budget

1. The Japan Bank for International Cooperation may, when it is necessary to incorporate changes in the regular budget because of factors that have arisen since the preparation thereof, prepare a supplementary budget and submit it to the Minister of Finance, together with the documents (excluding the estimated profit and loss statement and balance sheet for the preceding business year) listed in Sections (1), (3) and (4) of Article 31 which have been amended in the course of preparation of the supplementary budget. However, a supplementary budget involving additions to the regular budget may be prepared only when it is imperative because of factors arising after the preparation of the regular budget.

2. The provisions of Paragraphs 2 to 6 inclusive of Article 30 and of the preceding two Articles shall apply mutatis mutandis to the preparation of the supplementary budget provided for in the preceding paragraph.

Article 36

Provisional Budget

1. The Japan Bank for International Cooperation may, when necessary, prepare a provisional budget for a specific period within a business year and submit it to the Minister of Finance, together with the business plan and financial plan for the relevant period and other reference materials relevant to that provisional budget.

2. The provisions of Paragraphs 2 to 6 inclusive of Article 30, and of Article 33 and 34 shall apply mutatis mutandis to the provisional budget provided for in the preceding paragraph.

3. The provisional budget shall cease to be effective when Diet approval of the regular budget for the business year has been obtained; and if expenditures have been made under the provisional budget, they shall be deemed to have been made out of the regular budget for that business year.

Article 37

Execution of Budget

The Japan Bank for International Cooperation shall not use funds specified in the budget for any purpose other than the expenditure specified therein.

Article 38

1. The Japan Bank for International Cooperation may not, without the approval of the Minister of Finance, apply appropriations for expenditures designated in the budget to any purpose other than that specified.

2. When the Minister of Finance has given his approval under the preceding paragraph, he shall immediately notify the Board of Audit to that effect.

3. When the Minister of Finance has given his approval under Paragraph 1, he shall without delay notify the Minister of Foreign Affairs to that effect.

Article 39

1. When the Japan Bank for International Cooperation makes use of contingency, it shall immediately notify the Minister of Finance to that effect.

2. Upon receipt of the notification in accordance with the provisions of the preceding paragraph, the Minister of Finance shall immediately notify the Board of Audit to that effect.

3. Upon receipt of the notification in accordance with the provisions of the Paragraph 1, the Minister of Finance shall without delay notify the Minister of Foreign Affairs to that effect.

Article 40

Financial Statements, etc.

1. The Japan Bank for International Cooperation shall prepare list of assets and balance sheet (including an electro-magnetic record (designated by the Minister of Finance as a record which is produced by electronic, magnetic, or any other means unrecognizable by natural perceptive function, and is used for data-processing by a computer, hereinafter the same in this paragraph and Paragraph 1, Article 43) which records the items to be described in such list of assets and balance sheet) for each half-year from April to September and from October to March of the following year, and profit and loss statement (including an electro-magnetic record which records the items to be described in such profit and loss statement) for each half-year and for each business year (hereinafter referred to as “financial statements”), and make a report of them together with the opinion of the Auditors thereon to the Minister of Finance within two months of the end of the relevant half-year and within three months of the end of the business year concerned.

2. When the Japan Bank for International Cooperation has made a report of the financial statements provided for in the preceding paragraph, it shall without delay give public notice thereof in the official gazette, keep the financial statements and the annexed specifications and also the document stating the opinion of the Auditors referred to in the said paragraph at all its offices and make such documents available for public inspection during the period prescribed by a ministerial ordinance of the Ministry of Finance.

3. Upon completion of the settlement of accounts, the Japan Bank for International Cooperation shall without delay keep a business report for that business year at all its offices and make it available for public inspection during the period prescribed in a ministerial ordinance of the Ministry of Finance.

4. The items to be described in the annexed specifications provided for in Paragraph 2 and the business report provided for in the preceding paragraph shall be prescribed in a ministerial ordinance of the Ministry of Finance.

5. When the Minister of Finance receives the report made in accordance with the provisions of Paragraph 1, he shall without delay notify the Minister of Foreign Affairs to that effect.

Article 41

Separation in Accounting

1. The Japan Bank for International Cooperation shall separate the accounting in accordance with the categories of operations listed below and dispose it by establishing the respective account for each.

(1) international financial operations

(2) overseas economic cooperation operations

2. Accounting with respect to the amount listed in each of the following sections shall be made in the respective account prescribed in each of those sections:

(1) The amount deemed to be subscribed to the Japan Bank for International Cooperation in accordance with the provisions of Paragraph 4, Article 6 of the Supplementary Provisions.

Account for international financial operations (hereinafter referred to as the “international financial account”).

(2) The amount deemed to be subscribed to the Japan Bank for International Cooperation in accordance with the provisions of Paragraph 4, Article 7 of the Supplementary Provisions.

Account for overseas economic cooperation operations (hereinafter referred to as the “overseas economic cooperation account”).

Article 42

Settlement of Accounts

The Japan Bank for International Cooperation shall complete the settlement of accounts for each business year not later than May 31 of the following business year.

Article 43

1. Upon completion of the settlement of accounts, the Japan Bank for International Cooperation shall prepare a report of the settlement of accounts for the business year (including an electro-magnetic record which records the items to be described in such report of the settlement of accounts) according to the classifications in the budget, appending the opinion of the Auditors concerning such report on the settlement of accounts, and make a report of them to the Minister of Finance without delay together with the financial statements already submitted to the Minister of Finance in accordance with the provisions of Paragraph 1, Article 40.

2. Upon receipt of the report of the settlement of accounts and the financial statements as provided in the preceding paragraph, the Minister of Finance shall transmit them to the Cabinet.

3. Upon receipt of the report of the settlement of accounts and the financial statements as provided in the preceding paragraph, the Cabinet shall transmit them to the Board of Audit for inspection not later than November 30 of the following business year and submit them, after the Board’s inspection, to the Diet together with the settlement of national revenues and expenditures.

4. Upon submission of the report of the settlement of accounts in accordance with the provisions of Paragraph 1, the Japan Bank for International Cooperation shall without delay keep the report of the settlement of accounts and the document stating the opinion of the Auditors referred to in the said paragraph at all its offices and make them available for public inspection during the period prescribed in a ministerial ordinance of the Ministry of Finance.

5. The form and content of the report of the settlement of accounts provided for in Paragraph 1 shall be determined by the Minister of Finance.

6. Upon receipt of the report of the settlement of accounts and the financial statements as provided in Paragraph 1, the Minister of Finance shall without delay notify the Minister of Foreign Affairs.

Article 44

Disposition of Profit and Loss and Payment into National Treasury

1. If, upon the calculation of profit and loss of the international financial account for each business year, a profit is found to exist, the Japan Bank for International Cooperation shall accumulate as a reserve an amount to be calculated in accordance with the standard prescribed in a Cabinet Order until it reaches the same amount as the capital disposed into the international financial account.

2. If, upon the calculation of profit and loss of the overseas economic cooperation account for each business year, a profit is found to exist, the Japan Bank for International Cooperation shall cover any loss carried forward from the previous business year, and if there is still a surplus, it shall accumulate as a set-aside fund until it reaches the same amount as the capital disposed into the overseas economic cooperation account.

3. If, upon the calculation of profit and loss of the overseas economic cooperation account for each business year, a loss is found to exist, the Japan Bank for International Cooperation shall dispose of it by reducing the set-aside fund prescribed in the preceding paragraph, and if there is still a deficit, such deficit shall be disposed of as a carried forward loss.

4. The reserve provided for in Paragraph 1 or the set-aside fund provided in Paragraph 2 shall not be used except for the purpose of covering losses.

5. The Japan Bank for International Cooperation shall pay, for the respective account with respect to the operations prescribed in each section of Paragraph 1, Article 41, the balance remaining after deduction from any profit found to exist upon the settlement of income and expenses for each business year of a reserve or a set-aside fund in accordance with the provisions of Paragraph 1 or Paragraph 2, into the National Treasury by May 31 of the following business year.

6. The Government may, as prescribed by a Cabinet Order, have the Japan Bank for International Cooperation make a part of the payment specified in the preceding paragraph into the National Treasury on an estimation basis during the business year concerned.

7. In addition to the provisions specified in the preceding paragraph, the procedures for payment into the National Treasury specified in Paragraph 5, the account into which such payment is to be made, and other necessary matters related thereto, shall be provided for by a Cabinet Order.

Article 45

Borrowing of Funds and Issuing of Japan Bank for International Cooperation Bonds

1. The Japan Bank for International Cooperation may borrow funds from the Government, the banks or other financial institutions or issue Japan Bank for International Cooperation Bonds (hereinafter, except for Paragraph 4, Article 47, referred to as “bank bonds”), in order to meet fund requirements for the conduct of its business.

2. The funds procured by borrowing or issue of bank bonds in accordance with the provisions of the preceding paragraph shall be allocated to each account with respect to the operations prescribed in each section of Paragraph 1, Article 41, in accordance with the separation in accounting prescribed in the same paragraph.

3. Borrowing of funds from banks or other financial institutions in accordance with the provisions of Paragraph 1 may be made only on short-term, in case of cash-flow requirements or other cases prescribed by a ministerial ordinance of the Ministry of Finance.

4. Short-term funds borrowed in accordance with the provisions of the preceding paragraph shall be repaid during the current business year. However, in cases prescribed by a ministerial ordinance of the Ministry of Finance as particularly necessary, the Bank may reborrow with authorizations of the Minister of Finance, and only with respect to the amount which cannot be so repaid.

5. Short-term funds reborrowed in accordance with the proviso to the preceding paragraph shall be repaid within one year.

6. The Japan Bank for International Cooperation shall prepare a basic policy with respect to issue of bank bonds in accordance with Paragraph 1 and shall obtain the authorizations of the Minister of Finance for each business year, as provided in a Cabinet Order. When any change to the policy is made, the same shall apply.

7. When the Japan Bank for International Cooperation has issued bank bonds in accordance with the provisions of Paragraph 1, it shall without delay make a report of this to the Minister of Finance as provided in a Cabinet Order.

8. In addition to the cases provided for in Paragraph 1, the Japan Bank for International Cooperation may, as provided in a Cabinet Order, issue bank bonds, when necessary to deliver substitute bonds to anyone who has lost bank bonds.

9. A holder of bank bonds issued in accordance with the provisions of Paragraph 1 or the preceding paragraph shall, with respect to the property of the Japan Bank for International Cooperation, have the right to have his claim satisfied in preference to other creditors.

10. The order of the preferential right referred to in the preceding paragraph shall be next to the general preferential rights under the provisions of the Civil Code.

11. The Japan Bank for International Cooperation may delegate the whole or a part of any business matters related to issue of bank bonds to banks, trust companies or securities firms.

12. The provisions of Paragraph 1 and 2, Article 705 and the provision of Article 709 of the Company law (Law No. 86 of 2005) shall apply mutatis mutandis to banks, trust companies or securities firms delegated in accordance with the provisions of the preceding paragraph.

13. In addition to the provisions of each of the preceding paragraphs, necessary matters relating to bank bonds shall be provided for by a Cabinet Order.

Article 46

Limitation on Borrowings, etc.

1. The total of the outstanding amount of borrowings in accordance with the provisions of Paragraph 1, Article 45 and of the outstanding amount of liabilities for the principal amount of bank bonds issued in accordance with the provisions of the same paragraph (such total being hereinafter referred to as the “total of the outstanding amount of borrowings, etc.”) shall not exceed the respective limit prescribed in each of the following sections with respect to the respective amount prescribed in such section.

(1) Total outstanding amount of borrowings, etc. in the international financial account

The equivalent of ten times the total of the amount of the capital provided for in Article 5 and classified as part of the international financial account and of the amount of the reserve provided for in Paragraph 1, Article 44.

(2) Total outstanding amount of borrowings, etc. in the overseas economic cooperation account

The equivalent of three times the total of the amount of the capital provided in Article 5 and classified as part of the overseas economic cooperation account and of the amount of the set-aside fund provided in Paragraph 2, Article 44.

2. Notwithstanding the provisions of the preceding paragraph, with regard to bank bonds, when the issue of new bonds is necessary to reborrow the issued bonds, bonds may be issued temporarily in excess of such amount.

3. The total of the outstanding amount of loans made, of claims acquired by assignment, of public bonds, etc. acquired, of liabilities resulting from guaranties, of liabilities relating to the liabilities of guaranty given, and of capital contributions made in accordance with the provisions of Paragraph 1, Article 23, shall not exceed the total of the amount of the capital provided in Article 5 and classified into the international financial account, of the amount of the reserve provided in Paragraph 1, Article 44 and of the maximum amount for the borrowings and issue of bank bonds as provided in Section (1), Paragraph 1.

Article 47

Government Guarantee

1. Notwithstanding the provisions of Article 3 of The Law Concerning Restriction on Financial Assistance by the Government to Corporations (Law No. 24 of 1946), the Government may guarantee the obligations with respect to bank bonds issued by the Japan Bank for International Cooperation under Paragraph 1 of Article 45 (excluding the obligations which the Government may guarantee under Article 2 of the Law concerning Special Measures with respect to Acceptance of Foreign Capital from the International Bank for Reconstruction and Development, etc. (Law No. 51 of 1953) (in Paragraphs 2 and 4 of this Article and Section (1), Paragraph 1, Article 8 of the Supplementary Provisions, referred to as the “Foreign Capital Acceptance Law”), the same being applicable in Paragraph 3) within the limit of the amount provided in a budget.

2. When, with respect to the amount provided in a budget referred to in the preceding paragraph, it is difficult to provide the amount of obligations with respect to bank bonds denominated in Japanese currency to be issued in a foreign country as distinct from the amount provided in a budget referred to in Paragraph 2, Article 2 of the Foreign Capital Acceptance Law, it may be provided in aggregate with such amount.

3. The Government may, in addition to the cases provided in Paragraph 1, guarantee the obligations with respect to bank bonds issued by the Japan Bank for International Cooperation under Paragraph 8, Article 45.

4. When with respect to bank bonds referred to in Paragraph 1, Article 43 of the Development Bank of Japan Law (Law No. 73 of 1999), in accordance with the provisions of Paragraph 2, Article 45 of the said Law, the amount set in a budget of the obligations with respect to those denominated in a Japanese currency to be issued in a foreign country is provided in aggregate with the amount set in a budget referred to in Paragraph 2, Article 2 of the Foreign Capital Acceptance Law, such bonds shall be deemed to be bonds which the Government may guarantee under Paragraph 2, Article 2 of the Foreign Capital Acceptance Law, in so far as the application of the provisions of Paragraph 1 and Paragraph 2 of this Article is concerned.

Article 48

Grants

The Government may, within the limits of the budget, grant to the Japan Bank for International Cooperation an amount corresponding to a part of the expenses required for the overseas economic cooperation operations.

Article 49

Investment of Surplus Funds

1. The Japan Bank for International Cooperation shall not invest surplus funds except by way of:

(1) Holding of Government bonds, local government bonds or Government-guaranteed bonds (meaning bonds payment of the principal and interest of which is guaranteed by the Government),

(2) Deposit with the Fiscal Loan Fund

(3) Deposit with the Bank of Japan, banks or other financial institutions designated by the Minister of Finance,

(4) Holding of negotiable bank deposit certificates, and

(5) A method specified by a ministerial ordinance of the Ministry of Finance as equivalent to any of the foregoing items.

2. Investment of surplus funds by a method provided for in the preceding paragraph shall be with due regard to safety and efficiency.

Article 50

Audit by Board of Audit

Revoked

Article 51

Delegation to Ministerial Ordinances of the Ministry of Finance

In addition to those provided in this Law and Cabinet Orders thereunder, matters necessary with respect to the finances and accounts of the Japan Bank for International Cooperation shall be provided in ministerial ordinances of the Ministry of Finance.

Chapter V. Supervision

Article 52

Supervision

1. The Japan Bank for International Cooperation shall be supervised by the competent Minister in accordance with the provisions of this Law.

2. The competent Minister may, when he deems necessary for the enforcement of this Law, issue the Japan Bank for International Cooperation such orders concerning its business as are necessary for the supervision, on the basis of reports submitted by the Bank or of the results of the inspection provided for in Paragraph 1, Article 53.

Article 53

Report and Inspection

1. The competent Minister may, when he deems necessary, cause the Japan Bank for International Cooperation or an entrusted entity to submit reports, or cause officials under him to enter the offices of the Bank or of an entrusted entity to inspect the state of its business or its books, documents and other necessary matters. However, with respect to any entrusted entity, such action shall be limited to operations delegated to it by the Japan Bank for International Cooperation.

2. When an official carries out an on-site inspection in accordance with the provisions of the preceding paragraph, he shall carry with him identification certifying his status and present it to parties concerned.

3. The authority to carry out the on-site inspection provided for in Paragraph 1 shall not be considered to be that given for the investigation of a criminal offense.

Article 53-2

Delegation of the Authority

1. The competent Minister may, as provided in a Cabinet Order, delegate a part of the authority to carry out an on-site inspection to the Prime Minister in accordance with the provisions of Paragraph 1, Article 53.

2. When the Prime Minister has carried out an on-site inspection in accordance with the provisions of Paragraph 1, Article 53 on the basis of the delegation referred to in the preceding paragraph, he shall promptly submit a report of the result of the inspection to the competent Minister.

3. The Prime Minister delegates both of the authority to carry out an on-site inspection delegated in accordance with the provisions of Paragraph 1 and the authority in accordance with the provisions of the preceding paragraph to the Commissioner of Financial Services Agency.

4. The Commissioner of Financial Services Agency may, as provided in a Cabinet Order, delegate the whole or a part of the authority delegated in accordance with the provisions of the preceding paragraph, to Director-Generals of the Local Finance Bureaus or Director-Generals of the Local Finance Branch Bureaus.

Chapter VI. Ancillary Provisions

Article 54

Dissolution of the Japan Bank for International Cooperation

Dissolution of the Japan Bank for International Cooperation shall be provided by law separately.

Article 55

Consultation

1. The Minister of Foreign Affairs shall consult with the Minister of Finance and the Minister of Economy, Trade and Industry in the following cases:

(1) When he intends to designate a person who will receive the lending or capital contributions in accordance with the provisions of Sections (1) and (2), Paragraph 2, Article 23.

(2) When he intends to enact a ministerial ordinance of the Ministry of Foreign Affairs in accordance with the provisions of Paragraph 1, Article 26.

(3) When he intends to give approval in accordance with the provisions of Paragraph 2, Article 26.

(4) When he intends to issue an order as the competent Minister in accordance with the provisions of Paragraph 2, Article 52 (this shall be limited to the matters with respect to overseas economic cooperation operations and the overseas economic cooperation account).

2. The Minister of Foreign Affairs and the Minister of Finance shall consult with the Minister of Economy, Trade and Industry when they intend to enact a ministerial ordinance of the Ministry of Foreign Affairs and the Ministry of Finance in accordance with Paragraph 2, Article 27 (this shall be limited to the matters with respect to overseas economic cooperation operations).

Article 56

Competent Minister

The competent Ministers under this Law shall be as follows:

(1) With respect to matters concerning officers and employees, and other administrative matters: The Minister of Finance

(2) With respect to matters concerning international financial operations and international financial account: The Minister of Finance

(3) With respect to matters concerning overseas economic cooperation operations and overseas economic cooperation account: The Minister of Foreign Affairs

Chapter VII. Penal Provisions

Article 57

Any person who has disclosed or appropriated any secret in violation of the provisions of Article 19 shall be liable to punishment by imprisonment not exceeding one year or a fine not exceeding 300,000 yen.

Article 58

An officer or employee of the Japan Bank for International Cooperation or an entrusted entity who fails to submit reports, or submits a false report on matters to be reported in accordance with the provisions of Paragraph 1, Article 53 or refuses, obstructs or seeks to evade an inspection carried out in accordance with the same paragraph, shall be liable to punishment by a fine not exceeding 300,000 yen.

Article 59

In any of the following cases, an officer or employee of the Japan Bank for International Cooperation shall be liable to punishment by a non-penal fine not exceeding 200,000 yen:

(1) In the case that he has failed to obtain the approval of the Minister of Foreign Affairs or the authorization or approval of the Minister of Finance when such authorization or approval is required by this Law;

(2) In the case that he has failed to make a report to the Minister of Finance as required by this Law;

(3) In the case that he has neglected to effect registration in contravention of the provisions of Paragraph 1, Article 6;

(4) In the case that he has conducted any operations other than that listed in Paragraph 1, Article 23;

(5) In the case that he has borrowed funds or issued bank bonds in contravention of the provisions of Paragraph 1, Article 46, or made loans, acquired claims by assignment, acquired corporate bonds, guaranteed obligations, or made capital contributions in contravention of the provisions of Paragraph 3 of the same Article;

(6) In the case that he has invested surplus funds in violation of the provisions of Paragraph 1, Article 49;

(7) In the case that he has violated an order of the competent Minister issued in accordance with the provisions of Paragraph 2, Article 52.

Article 60

Any person who has violated the provisions of Paragraph 1, Article 7 shall be liable to punishment by a non-penal fine not exceeding 100,000 yen.

Supplementary Provisions

Article 1

Dates of Entry into Force

This Law shall enter into force as of the day of promulgation, provided that Articles 15 to 34 inclusive of the Supplementary Provisions shall come into force as of October 1, 1999.

Article 2

Establishment of the Japan Bank for International Cooperation

1. The Prime Minister shall designate the persons to be the Governor and Auditors of the Japan Bank for International Cooperation.

2. The persons designated to be the Governor or Auditors in accordance with the provision of the preceding paragraph shall be deemed to have been appointed as such in accordance with the provisions of this Law at the time of establishment of the Japan Bank for International Cooperation.

Article 3

1. The Minister of State for Economic Planning shall appoint Organizing Members to deal with matters concerning the establishment of the Japan Bank for International Cooperation.

2. When the Minister of State for Economic Planning intends to appoint Organizing Members, he shall consult with the Minister of Finance in advance.

3. When the Organizing Members complete the preparations for the establishment of the Japan Bank for International Cooperation, they shall without delay make a report of this to the Minister of State for Economic Planning and shall hand over business matters to the person designated to be the Governor of the Japan Bank for International Cooperation in accordance with the provisions of Paragraph 1 of the preceding Article.

4. When the Minister of State for Economic Planning receives the report made as provided for in the preceding paragraph, he shall without delay notify the Minister of Finance to that effect.

Article 4

When the person designated to be the Governor in accordance with the provision of Paragraph 1, Article 2 of the Supplementary Provisions has taken over business matters in accordance with the provision of Paragraph 3 of the preceding Article, he shall, without delay, register the establishment of the Bank as provided in a Cabinet Order.

Article 5

The Japan Bank for International Cooperation shall be established by registration of establishment.

Article 6

Dissolution, etc., of The Export-Import Bank of Japan

1. The Export-Import Bank of Japan (hereinafter referred to as “JEXIM”) shall be dissolved at the time of establishment of the Japan Bank for International Cooperation and all the rights and obligations of JEXIM shall be assumed by the Japan Bank for International Cooperation at that time, notwithstanding the provisions of Paragraph 2, Article 8 of the Export-Import Bank of Japan Law (Law No. 268 of 1950) (hereinafter referred to as the “JEXIM Law”) before dissolution stated in the provisions of Article 15 of the Supplementary Provisions.

2. The business year of JEXIM commencing on April 1, 1999 shall end on the day immediately preceding the day of dissolution of JEXIM.

3. The settlement of accounts, list of assets, balance sheet, profit and loss statement, disposition of profits and payments into the National Treasury for the business year of JEXIM commencing on April 1, 1999 shall be dealt with as heretofore. In such case, “half-year from April to September and from October to March of the following year”, “each half-year and business year” and “the relevant half-year or business year” in Paragraph 1, Article 35 of the JEXIM Law shall read as “the business year”, “July 31 of the following business year” in Article 36 of the JEXIM Law shall read as “November 30, 1999”, “the following business year” in Paragraph 3, Article 37 of the JEXIM Law shall read as “2000”, “three thousandths” in Section (2), Paragraph 1, Article 38 of the JEXIM Law shall read as “one point five thousandths”, and “May 31 of the following business year” in Paragraph 3 of the same Article shall read as “November 30, 1999”.

4. When the Japan Bank for International Cooperation assumes the rights and obligations of JEXIM in accordance with the provisions of Paragraph 1, the amount equivalent to the capital subscribed by the Government to JEXIM at the time of such assumption shall be deemed to have been subscribed by the Government to the Japan Bank for International Cooperation at the time of establishment of the Japan Bank for International Cooperation.

5. When the Japan Bank for International Cooperation assumes the rights and obligations of JEXIM in accordance with the provisions of Paragraph 1, the amount equivalent to the reserve of JEXIM at the time of such assumption shall be disposed of as the reserve stipulated in accordance with the provisions of Paragraph 1, Article 44 in the international financial account.

6. Registration of dissolution at the time of dissolution of JEXIM in accordance with the provisions of Paragraph 1 shall be provided for in a Cabinet Order.

Article 7

Dissolution, etc. of The Overseas Economic Cooperation Fund

1. The Overseas Economic Cooperation Fund (hereinafter referred to as the “Fund”) shall be dissolved at the time of establishment of the Japan Bank for International Cooperation and all the rights and obligations of the Fund shall be assumed by the Japan Bank for International Cooperation at that time.

2. The business year of the Fund commencing on April 1, 1999 shall end as of the day immediately preceding the day of dissolution of the Fund.

3. The settlement of accounts, list of assets, balance sheet and profit and loss statement for the business year of the Fund commencing on April 1, 1999 shall be dealt with as heretofore. In such case, “June 30 of the following business year” in Article 27 of the Overseas Economic Cooperation Fund Law (Law No. 173 of 1960) before dissolution in accordance with the provisions of Article 15 of the Supplementary Provisions (hereinafter referred to as the “Fund Law”) shall read “November 30,1999”.

4. When the Japan Bank for International Cooperation assumes the rights and obligations of the Fund in accordance with the provisions of Paragraph 1, the amount equivalent to the capital subscribed by the Government to the Fund at the time of such assumption shall be deemed to have been subscribed by the Government to the Japan Bank for International Cooperation at the time of establishment of the Japan Bank for International Cooperation.

5. When the Japan Bank for International Cooperation assumes the rights and obligations of the Fund in accordance with the provisions of Paragraph 1, the amount disposed of as the set-aside fund prescribed in Paragraph 1, Article 29 of the Fund Law at the time of such assumption shall be disposed of as the set-aside fund stipulated in Paragraph 2, Article 44 in the overseas economic cooperation account.

6. Registration of dissolution at the time of dissolution of the Fund in accordance with the provisions of Paragraph 1 shall be provided in a Cabinet Order.

Article 8

Transitional Measures for Assumption of Rights and Obligations

1. The guarantee contracts provided for in each of the following sections and made by the Government with respect to the obligations of loans or bonds provided for in the respective section and to be assumed by the Japan Bank for International Cooperation in accordance with the provisions of Paragraph 1, Article 6 and Paragraph 1, Article 7 of the Supplementary Provisions shall continue to exist with the same conditions with respect to such obligations of loan or bonds as before after such assumption:

(1) Foreign currency bonds, etc., of Paragraph 1, Article 39-2 of the JEXIM Law:

Guarantee contracts in accordance with the provisions of Article 39-3 of the JEXIM Law or Paragraph 2, Article 2 of the Foreign Capital Acceptance Law.

(2) Long-term debts and Overseas Economic Cooperation Fund Bonds in accordance with the provisions of Paragraph 1, Article 29 of the Fund Law:

Guarantee contracts in accordance with the provisions of Article 29-4 of the Fund Law.

2. The foreign currency bonds, etc., and Overseas Economic Cooperation Fund Bonds referred to in the preceding paragraph shall be regarded as bank bonds in accordance with the provisions of Paragraph 1, Article 45 so far as application of the provisions of Paragraph 9 and Paragraph 10 of the same Article is concerned.

Article 9

Non-taxation

1. With respect to registration or recording in connection with assumption of the rights by the Japan Bank for International Cooperation in accordance with the provisions of paragraph 1, Article 6 and Paragraph 1, Article 7 of the Supplementary Provisions, recording and license taxes shall not be imposed.

2. With respect to acquisition of real property or automobiles in connection with the assumption of the rights by the Japan Bank for International Cooperation in accordance with the provisions of Paragraph 1, Article 6 and Paragraph 1, Article 7 of the Supplementary Provisions, the real property acquisition taxes, the special land holding taxes to be imposed on acquisition of lands, and the automobile acquisition taxes may not be imposed.

3. With respect to lands which will be assumed by the Japan Bank for International Cooperation in accordance with the provisions of Paragraph 1, Article 6 and Paragraph 1, Article 7 of the Supplementary Provisions and will continue to be held by it and which have been held by JEXIM or the Fund for ten years or more from the date of acquisition thereof as of January 1 of a year including a date of filing of a tax return required in accordance with the provisions of Paragraph 1, Article 599 of the Local Tax Law (Law No. 226 of 1950), the special land holding taxes to be imposed on lands may not be imposed.

Article 10 and Article 11

(Translation omitted)

Article 12

Transitional Measures for Limitation on Use of Name, etc.

With respect to any person using the name “the Japan Bank for International Cooperation” at the time of the entry into force of this Law, the provisions of paragraph 1, Article 7 shall not apply for six months after the entry into force of this Law.

Article 13

The first business year of the Japan Bank for International Cooperation shall, notwithstanding the provisions of Article 29, begin on the date of establishment thereof and end on March 31, 2000.

Article 14

With respect to the list of assets, balance sheet and profit and loss statement of the Japan Bank for International Cooperation for the first business year, “for each half-year from April to September and from October to March of the following year” and “for each half-year and for each business year” in Paragraph 1, Article 40 shall read “for the relevant business year”.

Article 15

Abolition of The Export-Import Bank of Japan Law

and The Overseas Economic Cooperation Fund Law

The following laws shall be abolished:

1. The Export-Import Bank of Japan Law

2. The Overseas Economic Cooperation Fund Law

Article 16

Transitional Measures relating to Abolition of The Export-Import Bank of Japan Law and The Overseas Economic Cooperation Fund Law

Any disposition, procedure or other action made in accordance with the provisions of the JEXIM Law (excluding Article 12) and the Fund Law (excluding Articles 11 and 17) before the entry into force of the provisions of the preceding Article shall be deemed to be disposition, procedure or other action made in accordance with the corresponding provisions in this Law.

Article 17

The application of penal provisions with respect to acts committed before the entry into force of the provisions of Article 15 of the Supplementary Provisions and acts committed after the entry into force of this Law with respect to matter which shall be dealt with as theretofore in accordance with the provisions of this Law shall be dealt with as heretofore.

Article 18

Delegation to Cabinet Orders

In addition to those prescribed in Article 8, Article 9, and Articles 12 to 14 inclusive of the Supplementary Provisions, the preceding two Articles and Article 22 of the Supplementary Provisions, transitional measures necessary for the enforcement of this Law shall be provided in Cabinet Orders.

Article 19 to Article 34 inclusive

(Translation omitted)

This English version of the Law has been prepared purely for information purposes, and should not be considered as an official translation of the Japan Bank for International Cooperation Law or any authorities of Japanese Government.